EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 31, 2024 with respect to the consolidated financial statements of Paranovus Entertainment Technology Ltd. (formerly known as “Happiness Development Group Limited”), for the year ended March 31, 2024 and 2023 on Form S-8 (File No. 333-253602), and Form F-3 (File No. 333-275599) of Paranovus Entertainment Technology Ltd. filed with the Securities and Exchange Commission.

Singapore

July 31, 2024

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